SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement         |_|  Confidential for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ALLIED DEVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X| No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

      |_| Fee paid previously with preliminary materials:

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid

      (2) Form, Schedule or Registration Statement no.:

      (3) Filing Party:

      (4) Date Filed:

                           ALLIED DEVICES CORPORATION

                                    --------

                    Notice of Annual Meeting of Stockholders
                            to be held April 13, 1999

                                    --------

                                                      Baldwin, New York
                                                      April 1, 1999

To the Holders of Common Stock
of ALLIED DEVICES CORPORATION:

            The Annual Meeting of the Stockholders of ALLIED DEVICES CORPORATION will be held at the offices of Haythe & Curley, 237 Park Avenue, 20th Floor, New York, New York 10017, on April 13, 1999 at 9:30 o'clock A.M. for the following purposes, as more fully described in the accompanying Proxy Statement:

            1. To elect directors of the Company for the ensuing year.

            2. To consider and take action upon a proposal to ratify the Board of Directors' selection of BDO Seidman, LLP to serve as the Company's independent auditors for the Company's fiscal year ending September 30, 1999.

            3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

            The close of business on April 1, 1999 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                       By Order of the Board of Directors,

                                                Mark Hopkinson, Secretary

            You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                 PROXY STATEMENT

            This Proxy Statement, which will be mailed commencing on or about April 1, 1999 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Allied Devices Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 13, 1999, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 2365 Milburn Avenue, Baldwin, New York 11510.

            Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

            At the close of business on April 1, 1999, the record date stated in the accompanying Notice, the Company had outstanding 4,947,942 shares of common stock, $.001 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

            Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                            I. ELECTION OF DIRECTORS

            Five directors will be elected at the Annual Meeting of Stockholders to be held on April 13, 1999, each to serve until the 2000 Annual Meeting of Stockholders and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy.

All of such nominees are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the nominees named will be unable or will decline to serve.

            Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                                                    Shares of
                                                   Common Stock
                                                      Owned
                                                  Beneficially as       Percent
                                                  of January 15,          of
Name and Certain Biographical Information             1999(1)            Class
-----------------------------------------         ---------------       ------

MARK HOPKINSON, age 51, has been Chairman of      1,014,571(2)(7)        19.78%
   the Board since 1981, when he and Mr.
   Bartow organized the acquisition of the
   Company. He also served as President of
   the Company from 1981 until March 1994. He is a graduate of the University of Pennsylvania and of the Harvard Graduate
   School of Business Administration. Prior to acquiring the Company, he was a management consultant, working originally with Theodore Barry & Associates from 1977 to 1978 and later as an independent and with the Nicholson Group from 1978 to 1981. The focus of his work in the period leading up to 1981 was development of emerging growth companies, both in the United States and in lesser developed countries. He served as an officer in the United States Navy from 1969 to 1972.

P.K. BARTOW, age 51, has been President of          850,688(3)(7)        16.73%
   the Company since March 1994. He also
   served as Vice President of the Company
   from 1981 until March 1994. Prior to
   acquiring the Company, Mr. Bartow had
   joined the Nicholson Group in 1978, and
   performed facility and feasibility studies for emerging growth companies. While at the Company, he has been the Director of Marketing from 1981 onwards, and in that capacity has established a network of independent manufacturers' representatives across the United States and in the United
   Kingdom, Israel and selected regions in
   Canada. He has also organized and
   published the Company's 650+ page catalog.
   He has recently undertaken a project to
   gain a detailed understanding of the
   Company's markets and market
   opportunities, turning over all operating responsibilities to others in the organization to do so. Mr. Bartow received a B.A. degree from Williams College in 1970, and a M.Arch degree from the University of Pennsylvania in 1974.

SALVATOR BALDI, age 77, was one of the              756,473(4)(7)        14.62%
   original founders of the Company in 1947.
   He has been a Director of the Company
   since February 1994. The business was
   started as a general machine shop and
   developed through the years as a supplier to certain principal competitors of the Company in the market for standardized precision mechanical parts. By the late
   1970's, the Company had become a
   competitor, offering its own catalog of
   components. He and his partners sold the Company to the investor group assembled by Mr. Hopkinson and Mr. Bartow in October
   1981, with Mr. Baldi remaining with the
   Company under an employment contract. By the time his contract expired two years later, Mr. Baldi had negotiated to repurchase an interest in the Company. He is active in the operations of the Company, working an abbreviated work schedule.

CHRISTOPHER T. LINEN, age 51, became a              115,000(5)            2.31%
   Director of the Company during fiscal
   1997. He is currently principal of
   Christopher Linen & Company, through which he has invested in a series of early stage, internet and technology-related enterprises. Prior to this, from 1975 until 1996, he was an executive with Time
   Inc. (later Time Warner Inc.) where he
   managed a series of six subsidiaries or
   divisions in Asia, Latin America, the
   United States, and worldwide. Prior to
   that, he was Assistant Financial Director of the Italhai Holding Company, Ltd.
   (Bangkok), during which tenure he was
   Publisher of the Bangkok World, an English language daily newspaper. He is a director of Starmedia Networks Inc., Chairman of
   NirvanaSoft Inc., and a Trustee of The
   Family Academy, an experimental public
   school. He holds a B.A. from Williams
   College and attended the Graduate School of Business Administration at New York
   University.

MICHAEL MICHAELSON, age 76, has been a              183,584(6)(7)         3.63%
   Director of the Company since 1990. He has been President and sole stockholder of Rainwater Enterprises, Ltd. since 1979, providing management and marketing consultation services to clients principally in publishing and related industries. From 1986 to 1989, he was Chairman of the Council on Economic
   Priorities. From 1977 to 1979, he was
   co-founder and Chairman of the Board of
   Games Magazine, which was sold to Playboy magazine in 1979. From 1970 to 1978, Mr.
   Michaelson worked for Publishers Clearing
   House, where he was Senior Vice President.
   From 1968 to 1970, he was President and
   founder of Campus Subscriptions, Inc. Mr.
   Michaelson served in the United States
   Army in the South Pacific during World War
   II, where he was a Company Commander in
   the 38th infantry, 25th division and
   received the Bronze Star and the Purple
   Heart. He received a B.S. degree from New
   York University in 1948.

-------------------------

(1) Except as indicated hereafter, each of the nominees has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

(2) Mark Hopkinson is General Partner of the Hopkinson Family Partnership (in which he has exclusive management rights), which owns 700,000 of the shares included herein. Mr. Hopkinson owns 51,911 shares in his own name. Also included in Mr. Hopkinson's shareholdings are 5,660 shares represented by warrants exercisable by Mr. Hopkinson until December 31, 1999 and 257,000 shares represented by currently exercisable options. Mr. Hopkinson disclaims beneficial ownership of 15,700 shares owned by his wife.

(3) Included in Mr. Bartow's shareholdings are 1,722 shares represented by warrants exercisable by Mr. Bartow until December 31, 1999 and 225,000 shares represented by currently exercisable options. Mr. Bartow disclaims beneficial ownership of 15,000 shares owned by his immediate family.

(4) Included in Mr. Baldi's shareholdings are 898 shares represented by warrants exercisable by Mr. Baldi until December 31, 1999 and 225,000 shares represented by currently exercisable options.

(5) Included in Mr. Linen's shareholdings are 25,000 shares represented by currently exercisable options.

(6) Included in Mr. Michaelson's shareholdings are 2,584 shares represented by warrants exercisable by Mr. Michaelson until December 31, 1999 and 110,000 shares represented by currently exercisable options. Mr. Michaelson owns 62,500 shares in his own name. Mr. Michaelson disclaims beneficial ownership of 160,000 shares owned by his wife.

(7) As consideration for various services rendered to the Company in the period 1983 until 1990, the Company issued certain stockholders warrants to purchase up to 340,000 shares of Common Stock at prices ranging from $.30 per share to $.70 per share. Certain of those warrants were exercised in fiscal 1996 and fiscal 1997, prior to their expiration. 10,864 of these warrants remained exercisable at September 30, 1998.

            During the fiscal year ended September 30, 1998 the Board of Directors of the Company met three times. Each of the persons named in the table above attended at least 75% of the meetings of the Board of Directors which were held during the time that such person served.

            The Board has a Compensation Committee. The members of the Compensation Committee are Michael Michaelson, who serves as Chairman, and Christopher T. Linen. The Compensation Committee makes recommendations to the full Board as to compensation of senior management and determines the executives who are to receive options and the number of shares subject to each option. The Compensation Committee met once during the fiscal year ended September 30, 1998.

            The Board has an Audit Committee. The members of the Audit Committee are Christopher T. Linen and Michael Michaelson. The Audit Committee meets at least once per year in advance of the Annual Meeting of Stockholders of the Company with the Company's independent auditors. The Audit Committee acts as a liaison between the Board and the independent auditors and annually recommends to the Board the appointment of the independent auditors. The Audit Committee reviews with the independent auditors the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of the Company's internal accounting controls.

            The directors and officers of the Company, other than Messrs. Linen and Michaelson, are active in its business on a day-to-day basis. No family relationships exist between any of the directors and officers of the Company, except that Philip Baldi, son of Salvator Baldi, a Director of the Company, is a Divisional Vice-President and Manager of the Company.

            The Company's Certificate of Incorporation contains a provision, authorized by Nevada law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Nevada corporate law, or obtained an improper personal benefit.

Compensation of Executive Officers

            The following table sets forth information for the fiscal years ended September 30, 1998, 1997 and 1996 concerning the compensation paid or awarded to the Chairman and Chief Executive Officer of the Company. No other executive officer of the Company received fiscal 1998 salary and bonus compensation which exceeded $100,000. The Company's outside Directors receive $1,250 per meeting for their services as such and reimbursement for any expenses they may incur in connection with their services as directors.

                           SUMMARY COMPENSATION TABLE

                                                                Long term
                                                               Compensation
Name of Officer and     Fiscal               Other Annual     Awards-Options
Principal Position       Year     Salary     Compensation           (#)
------------------       ----     ------     ------------     --------------
Mark Hopkinson,          1998    $110,005         $0                 0
Chairman and Chief       1997     $97,221         $0              27,400
Executive Officer        1996     $98,098         $0              29,000

            Under the terms of the Company's 1993 Incentive Stock Option Plan, no options were granted to the Chief Executive Officer of the Company during fiscal year 1998:

            Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values.

                                                     Number of       Value of
                                                    Securities     Unexercised
                                                    Underlying     In-the-Money
                                                    Unexercised    Options/SARs
                                                   Options/SARs     at FY-End
                                                   at FY-END (#)       ($)
                                       Value
                   Shares Acquired    Realized     Exercisable/    Exercisable/
      Name         on Exercise (#)      ($)        Unexercisable   Unexercisable
      ----         ---------------    --------     -------------   -------------
Mark Hopkinson           --              $--         257,000/0      $29,366/$0

-----------------------

(1) In-the-money options are those for which the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of the in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

            No compensation to management has been waived or accrued to date.

            Under the terms of its employee stock option plan (adopted in October 1993 and amended in December 1995 and March 1998), the Board of Directors is empowered at its discretion to award options to purchase an aggregate of 1,500,000 shares of the Company's Common Stock to key employees. Prior to fiscal 1998, the Company had granted options to purchase an aggregate of 1,057,000 shares to key employees and Directors, with exercise prices ranging from $0.35 to $3.00 per share. During fiscal 1998, the Company granted options to purchase 50,000 shares of the Company's Common Stock, at exercise prices ranging from $1.88 to $2.25, to 13 individuals (one executive and 12 non-executive managers).

Compliance with Section 16(a) of the
Securities Exchange Act of 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

            To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended September 30, 1998 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions

            In August 1987, certain officers and stockholders purchased unsecured 10% promissory notes from the Company in the aggregate amount of $157,680: including Mark Hopkinson, $75,000; P.K. Bartow, $25,000; Salvator Baldi, $7,680; and Michael Michaelson, $25,000. In December 1994, all such notes were retired by paying 10% unsecured promissory notes due December 31, 1995, and granting warrants to purchase Common Stock at the rate of one warrant per $20 of principal of the notes being retired, as follows:

                                          Principal
                                            Amount           Number of
                         Cash Paid       of New Notes        Warrants
                         ---------       ------------        --------
Salvator Baldi           $1,796.59        $16,169.32            898
P.K. Bartow              $3,445.14        $31,006.25           1,722
Mark Hopkinson          $11,319.74       $101,877.69           5,660
Michael Michaelson       $5,167.71        $46,509.37           2,584

Each warrant is exercisable at a price of $2.00 per warrant for one share of Common Stock until December 31, 1999. The notes were retired during fiscal 1996.

Information Concerning Certain Stockholders

            The shareholdings of the persons (other than Mark Hopkinson (who is also the only executive officer of the Company named in the Summary Compensation Table of the Company), P.K. Bartow, Salvator Baldi and Michael Michaelson, each of whose shareholdings are set forth above and each of whose address is 2365 Milburn Avenue, Baldwin, New York 11510) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of January 15, 1999, and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                 Shares of Common
                                   Stock Owned
Name and Address                   Beneficially        Percent of Class
----------------                   ------------        ----------------
All Executive Officers and         3,046,316(1)             51.57%
Directors as a Group (7
persons)

(1) See footnotes (2) through (7) on pages 3 and 4. Also includes 16,000 shares represented by 10,000 currently exercisable options and 6,000 shares held by Andrew J. Beck, Assistant Secretary of the Company, and 110,000 shares represented by 94,400 currently exercisable options and 15,600 shares held by Paul M. Cervino, Principal Financial Officer, Principal Operating Officer, Principal Accounting Officer and Treasurer.

              II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

            The Board of Directors of the Company has selected BDO Seidman, LLP to serve as independent auditors for the Company for the fiscal year ending September 30, 1999. The Board of Directors considers BDO Seidman, LLP to be eminently qualified.

            Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

            The Board of Directors recommends that stockholders vote FOR ratification of the selection of BDO Seidman, LLP to examine the financial statements of the Company for the Company's fiscal year ending September 30, 1999. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

            A representative of BDO Seidman, LLP will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                               III. OTHER MATTERS

            The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                IV. MISCELLANEOUS

            If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted IN FAVOR of the nominees proposed by the Board of Directors in the election of directors and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

            All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

            It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals

            Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company by December 3, 1999 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting. In the event that a stockholder fails to notify the Company by February 16, 2000 of an intent to be present at the Company's 2000 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

Annual Report on Form 10-KSB

            A copy of the Company's Annual Report on Form 10-KSB, including the financial statements and financial statement schedules for the fiscal year ended September 30, 1998, which has been filed with the Securities and Exchange Commission, is being included with the mailing of this Proxy Statement.

Baldwin, New York
April 1, 1999

                           ALLIED DEVICES CORPORATION

            PROXY -- Annual Meeting of Stockholders -- April 13, 1999

      The undersigned, a stockholder of ALLIED DEVICES CORPORATION, does hereby appoint MARK HOPKINSON and P.K. BARTOW, or either of them, his proxies, with full power of substitution or resubstitution, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 13, 1999 at 9:30 A.M., local time, or at any adjournment thereof, upon such matters as may properly come before the meeting.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

1.    Election of Directors, FOR |_|            WITHHOLD AUTHORITY |_|
      all nominees listed below (except         to vote for all nominees
      as marked to the contrary below)          listed below

                  Mark Hopkinson, P.K. Bartow, Salvator Baldi,
                   Christopher T. Linen and Michael Michaelson

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


2. Ratification of appointment of BDO Seidman as independent auditors for the fiscal year ending September 30, 1999.
      FOR |_|    AGAINST |_|    ABSTAIN |_|

                             (Continued and to be completed on the Reverse Side)

(Continued From Other Side)

              The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.


                                    Dated:                     ,         , 1999
                                          --------------------- ---------


                                                                         (L.S.)
                                    -------------------------------------


                                                                         (L.S.)
                                    -------------------------------------
                                           Stockholder(s) Sign Here

                                           PLEASE MARK, SIGN, DATE AND RETURN
                                           THIS PROXY CARD PROMPTLY USING THE
                                           ENCLOSED ENVELOPE.